UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 24, 2007

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6015 31st Street East, Bradenton, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(941) 753-2875
Not applicable
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Vice President, Finance and Controller

On May 14, 2007, nFinanSe Inc. (the “Company”) appointed Jerome A. Kollar as its Vice President, Finance and Controller, effective immediately.  Mr. Kollar, age 44, has been working as interim Chief Financial Officer for The Picture People, Inc. in Foster City, California, since October 2005 and, prior to that time, was Liquidation Trustee, Acting Chief Financial Officer and Senior Vice President, Finance and Controller of FAO, Inc. since August 2001.

As part of his employment, Mr. Kollar’s salary will be $172,000 a year and may be adjusted from time to time by the Company’s Board of Directors (the “Board”).  Mr. Kollar is also eligible for a yearly bonus of up 50% of his base salary at the discretion of the Board.  In addition, Mr. Kollar is entitled to partake in all of the Company’s benefit plans and is entitled to three weeks of paid vacation.

During the term of his employment with the Company and at all times following the termination or expiration thereof, Mr. Kollar is obligated to keep confidential and not use or disclose to others, except as expressly consented to in writing by the Company or as required by applicable federal, state and local laws and regulations, any of the Company’s confidential information.

As part of Mr. Kollar’s employment, he received an incentive stock option grant to purchase 100,000 shares of the common stock of the Company at an exercise price of $3.75 per share.  The incentive stock option grant was issued under the terms and conditions of the Company’s 2007 Omnibus Equity Compensation Plan.

The options will vest as follows: 33.33% vesting on the first anniversary of the date of grant and additional equal installments vesting on the 14th day of each month following thereafter.  The options, to the extent not already exercised, will terminate on the earlier of (i) the tenth anniversary of the date of grant; or (ii) the date 12 months after Mr. Kollar’s employment with the Company ends.  The options will vest in full upon a change in control of the Company or upon the death or disability of Mr. Kollar.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – The Offer of Employment, dated April 24, 2007, by and between the Company and Jerome Kollar.

99.2 – The Incentive Stock Option Grant, dated May 14, 2007, by and between the Company and Jerome Kollar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	May 18, 2007	By:	/s/ JERRY WELCH
Name: Jerry Welch Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	The Offer of Employment, dated April 24, 2007, by and between the Company and Jerome Kollar.
99.2	The Incentive Stock Option Grant, dated May 14, 2007, by and between the Company and Jerome Kollar.